Exhibit 99.1

CLEANTECH BIOFUELS ANNOUNCES NEW MEMBERS OF BOARD OF DIRECTORS

St. Louis, Mo. – August 26, 2009 – CleanTech Biofuels, Inc. (OTC: CLTH), an early-stage provider of technology to convert municipal solid waste (MSW) into clean sustainable cellulosic biomass for renewable energy production, announced that its stockholders have elected Dr. David Bransby and Dr. Jackson Nickerson to its board of directors at its annual stockholders meeting on August 25 in St. Louis, Mo.

“David and Jackson each bring invaluable experience in their respective areas of expertise, and together they will enhance the depth and breadth of our board as CleanTech enters the commercial stage of its growth strategy.  David possesses in-depth knowledge of various cellulosic biomass feedstocks and technologies for production of renewable fuels and electricity, which will help guide our plans to help cities and landfill operators convert municipal waste into energy.  Jackson, who is renowned for his scholarship on business strategy and organizational issues, will be able to give us useful advice as we build CleanTech from a technology start-up to a revenue-generating company.  We welcome both David and Jackson to our board and look forward to their contributions to CleanTech’s future as demand for high-quality biomass continues to grow,” said Edward Hennessey, CEO of CleanTech Biofuels.

Dr. Bransby is a Professor of Energy Crops and Bioenergy in the Department of Agronomy and Soils at Auburn University where he has taught and conducted research since 1987.   He has more than 30 years of experience in agronomic research, and has spent 22 years specializing in the production and processing of energy crops, a subject in which he is widely considered a preeminent international expert.  He has authored over 300 technical publications, serves on the editorial boards of two international bioenergy journals, and consults for several private bioenergy companies.  In February 2007 he was invited to the White House to advise President Bush, Secretary of Energy Sam Bodman and senior White House officials on the feasibility of large-scale cellulosic biofuel production in the United States. He has also advised Alabama Governor Bob Riley on the status of the emerging biofuels industry.

Nickerson’s award-wining research spans a variety of topics in organization and strategy.  He is internationally recognized as an expert on innovation and the effect of organizational structure on business performance, including the performance implications of outsourcing, centralization versus decentralization, and the use of teams. Currently, Dr. Nickerson is Frahm Family Professor of Organization and Strategy at Washington University’s Olin Business School in St. Louis.  He received a B.S. in mechanical engineering from Worcester Polytechnic Institute and a Masters of Science in mechanical engineering from the University of California, Berkeley. He went on to work for NASA’s Jet Propulsion Laboratory before earning an MBA and then a Ph.D. in Business and Public Policy from Berkeley.  Nickerson is also a director of nformd.net, a privately held new media company.

CleanTech Biofuels recently demonstrated the operational capability of its technology to economically separate and sterilize cellulosic material from municipal solid waste into biomass for electricity or liquid fuel production.  Having acquired the patent for its technology, CleanTech is now offering its biomass recovery technologies to cities and landfill operators to produce biomass for a wide array of energy production, including electricity generation and biofuel refining.  CleanTech is also exploring multiple commercial options for the use of its biomass.

About CleanTech Biofuels

CleanTech Biofuels, Inc. is an early-stage company offering cities and landfill operators its technology to convert municipal solid waste into energy products. By using the existing infrastructure for municipal solid waste collection and disposal to collect biomass at low or possibly negative feedstock cost, the company expects to achieve profitability quickly.  Additionally, this gives CleanTech economic advantages over other alternative energy producers, who must spend time and money developing infrastructure to collect and transport their already more expensive feedstocks before commercializing their technologies.

Safe Harbor
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The risks and uncertainties that may affect the operations, performance development, and results of the Company's business include but are not limited to fluctuations in financial results, availability and customer acceptance of our products and services, the impact of competitive products, services and pricing, general market trends and conditions, and other risks detailed in the Company's SEC reports.

Contacts
Company Contact:
CleanTech Biofuels, Inc.
Ed Hennessey
314.802.8670
http://www.cleantechbiofuels.net

Investor Contact:
Lippert Heilshorn& Associates, Inc.
Amy Gibbons/Jody Burfening
212-838-3777
agibbons@lhai.com